Exhibit 21.1
Subsidiaries of Air Products and Chemicals, Inc.

UNITED STATES

All companies are incorporated in the State of Delaware unless otherwise indicated.

Registrant -- Air Products and Chemicals, Inc.

7001 Hamilton Properties, LLC
Air Products Advanced Materials LLC
Air Products Ammonia Distribution, LLC
Air Products Ammonia Holdings, LLC
Air Products and Chemicals, Inc.
Air Products and Chemicals, Inc. of Utah (Utah)
Air Products Asia, Inc.
Air Products Blue Energy LLC
Air Products Caribbean Holdings, Inc.
Air Products China, Inc.
Air Products Helium, Inc.
Air Products Hydrogen Company, Inc.
Air Products Industrial Gas LLC
Air Products International, LLC
Air Products Investments Holdings, LLC
Air Products Investments, LLC
Air Products LLC
Air Products Manufacturing Corporation
Air Products Manufacturing LLC
Air Products West Coast Hydrogen LLC
APCI (U.K.), Inc.
APMTG Helium LLC
East Coast Nitrogen Company LLC East Coast Oxygen Co.
EPCO Carbondioxide Products, Inc. (Illinois)
Felix 4, LLC
Felix Holding Company II, LLC
Gardner Cryogenics, Inc. (Pennsylvania)
Harvest Energy Technology, Inc. (California)
Indura Holdings Colombia, LLC
Olin - DNT Limited Partnership
Permea, Inc.
ProCal (California)
Prodair Corporation
SCWC Corp.
Stravinsky Investments LLC
The Former SR Manufacturers Inc. (Colorado)

ALGERIA

Helios S.p.A.

ARGENTINA

Indura Argentina S.A.

AUSTRIA

Air Products Gesellschaft mbH

BAHRAIN

Air Products Bahrain W.L.L
Middle East Carbon Dioxide W.L.L. (MECD)

BELGIUM

ACP Zolder Invest NV
Air Products Management BV/SRL
Air Products S.A.
Napro S.A.

BERMUDA

Asia Industrial Gas Company Ltd.

BRAZIL

Air Products Brasil Ltda.

CANADA

Air Products Canada Ltd./Prodair Canada Ltee
Air Products Ammonia Distribution Ltd.

CHILE

AP Services South America SpA
Centro Técnico Indura Limitada
Indura Inversiones Limitada
Indura S.A.
Indura Sociedad Comercial Limitada
Inversiones Air Products Holdings Limitada
Oxigeno Medicinal Domiciliario Limitada
Servicios Indura Limitada

CHINA

Air Products (Anshan) Gases Company Limited
Air Products (Beijing) Hydrogen Energy Technology Co., Ltd.
Air Products (Cangzhou) Co., Ltd.
Air Products (Changsha) Co., Ltd.
Air Products (Chongqing) Chem-Materials Co., Ltd.
Air Products (Dongguan) Gases Co., Ltd.
Air Products (Guangzhou) Electronics Gases Co., Ltd.
Air Products (Hangjin Qi) Co., Ltd.
Air Products (Hefei) Electronics Gases Co., Ltd
Air Products (Hong Kong) Co., Ltd.
Air Products (Huaian) Gases Co., Ltd
Air Products (Huaibei) Gases Co., Ltd.
Air Products (Inner Mongolia) Hydrogen Energy Technology Co., Ltd.
Air Products (Jiangxi) Co., Ltd.
Air Products (Jiangxi) Co., Ltd. Jiujiang Branch
Air Products (Jincheng) Co., Ltd.
Air Products (Jinjiang) Electronics Gases Co., Ltd.
Air Products (Kunshan) Gases Co., Ltd, FuChunjiang Road Branch
Air Products (Kunshan) Gases Co., Ltd.
Air Products (Linfen) Co., Ltd.
Air Products (Nanjing) Electronics Gases Co., Ltd
Air Products (Ningbo) Hi-Tech Gases Co., Ltd.

Air Products (Qingdao) Gases Co., Ltd.
Air Products (Shandong) Engineering Co., Ltd.
Air Products (Shandong) Engineering Co., Ltd. Nanjing Branch
Air Products (Shanxi) Co., Ltd.
Air Products (Shenyang) Gases Co., Ltd.
Air Products (Tianjin) Co., Ltd.
Air Products (Wuhan) Gases Co., Ltd.
Air Products (Xia'men) Electronics Gases Co., Ltd.
Air Products (Xi'an) Gases Co., Ltd
Air Products (Zhongshan) Gases Co., Ltd.
Air Products (Zhumadian) Gases Co., Ltd.
Air Products and Chemicals (Anhui) Co., Ltd.
Air Products and Chemicals (Banan) Gases Co., Ltd
Air Products and Chemicals (Beijing) Distribution Co., Ltd.
Air Products and Chemicals (Binzhou) Co., Ltd.
Air Products and Chemicals (Chengdu) Co., Ltd.
Air Products and Chemicals (Chengdu) Co., Ltd. Qingbaijiang Branch
Air Products and Chemicals (China) Investment Co., Ltd.
Air Products and Chemicals (China) Investment Co., Ltd. Xi'an Branch
Air Products and Chemicals (Chongqing) Co., Ltd, Chang Shou Branch
Air Products and Chemicals (Chongqing) Co., Ltd.
Air Products and Chemicals (Dalian) Co., Ltd.
Air Products and Chemicals (Guangzhou) Co., Ltd.
Air Products and Chemicals (Guiyang) Co., Ltd.
Air Products and Chemicals (Hefei) Co., Ltd.
Air Products and Chemicals (Hohhot) Co., Ltd.
Air Products and Chemicals (Lianyungang) Gases Co., Ltd.
Air Products and Chemicals (Nanjing) Co., Ltd.
Air Products and Chemicals (Nanjing) Gases Co., Ltd.
Air Products and Chemicals (Pengzhou) Co., Ltd.
Air Products and Chemicals (Putian) Co., Ltd.
Air Products and Chemicals (Qingdao) Co., Ltd.
Air Products and Chemicals (Shaanxi Pucheng) Co., Ltd.
Air Products and Chemicals (Shaanxi) Co., Ltd.
Air Products and Chemicals (Shanghai) Co., Ltd.
Air Products and Chemicals (Shanghai) Electronics Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Gases Production Co., Ltd.
Air Products and Chemicals (Shanghai) Gasification Technology Co., Ltd.
Air Products and Chemicals (Shanghai) Hydrogen Energy Technology Co., Ltd.
Air Products and Chemicals (Shanghai) On-Site Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Systems Co. Ltd.
Air Products and Chemicals (Shangluo) Co., Ltd.
Air Products and Chemicals (Shenzhen) Co., Ltd.
Air Products and Chemicals (Shenzhen) Gases Co., Ltd.
Air Products and Chemicals (Shenzhen) Gases Co., Ltd. Guangming Branch
Air Products and Chemicals (Tangshan) Co., Ltd.
Air Products and Chemicals (Tianjin) Co., Ltd.
Air Products and Chemicals (Tongxiang) Co., Ltd.
Air Products and Chemicals (Weifang) Co., Ltd.
Air Products and Chemicals (Wuxi) Co., Ltd.
Air Products and Chemicals (WuXi) Gases Co., Ltd.
Air Products and Chemicals (Xi'an) Co., Ltd.
Air Products and Chemicals (Xingtai) Co., Ltd.
Air Products and Chemicals (Xinxiang) Co., Ltd.

Air Products and Chemicals (Xuzhou) Co., Ltd.
Air Products and Chemicals (Yichun) Co., Ltd.
Air Products and Chemicals (Yulin) Co., Ltd.
Air Products and Chemicals (Zhangjiagang) Co., Ltd.
Air Products and Chemicals (Zhejiang) Co., Ltd.
Air Products and Chemicals (Zhejiang) Co., Ltd. Hangzhou Branch
Air Products and Chemicals (Zhuhai) Co., Ltd.
Air Products and Chemicals (Zibo) Co., Ltd.
Air Products and Chemicals Tech Development (Beijing) Co., Ltd.
Air products and Chemicals(Shenzhen) Co.,Ltd. Longhua Branch
Air Products Debang (Lianyungang) Co., Ltd.
Air Products Huadong (Longkou) Co., Ltd.
Air Products Hydrogen Energy Technology (Zibo) Co., Ltd.
Air Products Jiutai (Inner Mongolia) Hydrogen Technology Co., Ltd.
Air Products Logistics (Zhejiang) Co., Ltd.
Air Products Lu'An (Changzhi) Co., Ltd.
Air Products SinoHytec (Beijing) Hydrogen Energy Technology Co., Ltd.
Beijing AP BAIF Gases Industry Co., Ltd.
Chengdu Air & Gas Products Ltd.
Chengzhi Air Products Hydrogen Energy Technology Co., Ltd.,
CNOOC Air Products and Chemicals (Fujian) Co., Ltd.
New Energy Air Products (Liaoning) Co., Ltd.
Permea China, Ltd.
WuXi Hi-Tech Gas Co., Ltd.

COLOMBIA

Gases Industriales de Colombia S.A. – Cryogas

CZECH REPUBLIC

Air Products spol s.r.o.

ECUADOR

Air Products Ecuador S.A.

EGYPT

Air Products Gases S.A.E.

FRANCE

Air Products SAS
Helap SAS
Lida SAS
Prodair et Cie S.C.S.
Prodair S.A.S.
Soprogaz SNC

GERMANY

Air Products Ammonia Distribution AD GmbH
Air Products GmbH
Air Products Holdings GmbH

INDIA

Prodair Air Products India Private Limited
INOX Air Products Pvt. Ltd.

INDONESIA

PT Air Products Indonesia
PT Air Products Indonesia Services
PT Air Products East Kalimantan

IRELAND

Air Products Ireland Limited

ISRAEL

Air Products Israel Ltd.
Gastel Limited
Gas Technologies, Ltd.
Oxygen & Argon Works, Ltd.
STS Science, Technologies and Services Ltd.

ITALY

Air Products Italia S.r.l.
Sapio Produzione Idrogeno Ossigeno S.r.l.

JAPAN

Air Products Japan K.K.

KOREA

Air Products Korea Inc.
Korea Industrial Gases, Ltd.

LUXEMBOURG

ACP Europe SA

MALAYSIA

Air Products Malaysia Sdn Bhd
Air Products Shared Services Sdn. Bhd
Air Products Specialized Process Equipment SDN
Kulim Industrial Gases Sdn Bhd

MEXICO

Air Products and Chemicals de Mexico, S.A. de C.V.
Gazsur, S. de R.L. de C. V.
Grupo INFRA

MOROCCO

Air Products Maghreb S.A.R.L.

THE NETHERLANDS

Air Products Gases Holdings B.V.
Air Products Holdings B.V.
Air Products Investments B.V.
Air Products Leasing B.V.
Air Products Nederland B.V.
Air Products Netherlands Gases B.V.
Carbolim B.V.
KRIG Holdings B.V.

NIGERIA

Prodair Escravos Limited

NORWAY

Air Products A/S

OMAN

Air Products Majan LLC
AJWAA Gases LLC

PERU

Air Products Peru S.A.

POLAND

Air Products Sp. Z o.o.
Euro-Hel Sp. Z.o.o.
STP & DIN Chemicals Sp. Z.o.o.

PORTUGAL

Gasin II Unipessoal LDA
Sociedade Portuguesa de Oxigenio, Lda.

QATAR

Air Products Helium Inc. Qatar Branch

ROMANIA

Euro-Hel Romania SRL

SAUDI ARABIA

Abdulla Hashim Gases & Equipment Co. Limited
Air Products Middle East Industrial Gases Company Limited
Air Products PLC Branch
Air Products Qudra (GICIS)
Air Products Saudi Investment Company
Gases Integrated Company Limited (GIC)
Jazan Gas Projects Company
Jazan Integrated Gasification and Power Company (JIGPC)
Jubail Waves for Gases Company
NEOM Green Hydrogen Company

SINGAPORE

Air Products Singapore Industrial Gases Pte. Ltd.

SLOVAKIA

Air Products Slovakia s.r.o.

SOUTH AFRICA

Air Products South Africa (Proprietary) Limited

SPAIN

Air Products Iberica, S.L.
Air Products Services Europe, S.A.

Andaluza de Gases, S.A.
Carb-IQA de Tarragona, S.L.
Carburos Via Augusta Logistics, S.L.
Iberica del Carbonico, S.A.
Matgas 2000 A.I.E.
Oxigeno de Sagunto, S.L.
Sociedad Espanola de Carburos Metalicos S.A.
Vitalox Industrial S.L.U.

SWITZERLAND

Air Products Switzerland Sàrl

TAIWAN, CHINA

Air Products San Fu Co., Ltd.
Air Products Taiwan Holdings Co., Ltd.

THAILAND

Bangkok Industrial Gas Co., Ltd.
Bangkok Cogeneration Company Limited

TRINIDAD AND TOBAGO

Caribbean Industrial Gases Unlimited

UKRAINE

Air Products Ukraina LLC
KRYVYI RIH Industrial Gas
PQ Ammonia

UNITED ARAB EMIRATES

AJWAA Emirates Gases Company LLC
Air Products Arabia for Industrial Gases LLC
Air Products (Middle East) FZE
Air Products Emirates Gases LLC
Air Products Gulf Gas LLC
Alemir Jebil Ali FTZ (Branch)
Alemir Sharjah FTZ (Branch)
German Industrial Gases (FZE) in Saif Zone
ORCA Industrial Gases LLC

UNITED KINGDOM

Air Products (BR) Limited
Air Products Equipment Limited
Air Products Group Limited
Air Products Llanwern Limited
Air Products PLC
Air Products Renewable Energy Limited
Beer Gas Cymru Cyf
Cryoservice Limited
Gas Direct Cymru Cyf
Dixons of Westerhope Limited
Gas Direct Limited
M&M Gases Limited
UZBEKISTAN

Air Products Central Asia Group LLC
Markaziy Osiyo Sanoat Gaz LLC